Fourth Quarter & Full Year 2022 Earnings Review February 23, 2023 ™

Disclosures 2 Forward-Looking Statements This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding our goals, plans and projections with respect to our operations, financial position and business strategy. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "could," "estimate," "predict," "continue," “maintain,” "should," "anticipate," "believe," or “confident,” or the negative thereof or variations thereon or similar terminology. Such forward-looking statements are based on particular assumptions that our management has made in light of its experience and its perception of expected future developments and other factors that it believes are appropriate under the circumstances, and are subject to various risks and uncertainties. Factors that could cause or contribute to material and adverse differences between actual and anticipated results include, but are not limited to, (1) the general strength of the economy and other economic conditions affecting consumer preferences and spending, including the availability of credit to the Company's target consumers and to other consumers, impacts from the high levels of inflation, central bank monetary policy initiatives to address inflation concerns and a possible recession, and (2) the other risks detailed from time to time in the reports filed by us with the SEC, including our most recently filed Annual Report on Form 10-K, as well as our upcoming Annual Report on Form 10-K for the year ended December 31, 2022, as well as subsequent reports on Form 10-Q or Form 8-K filed thereafter. You are cautioned not to place undue reliance on forward- looking statements, which speak only as of the date of this communication. Except as required by law, we are not obligated to, and do not undertake to, publicly release any revisions to these forward-looking statements to reflect any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Use of Non-GAAP Financial Measures This communication contains certain financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (GAAP), including (1) Non-GAAP diluted earnings per share (net earnings or loss, as adjusted for special items (as defined below), net of taxes, divided by the number of shares of our common stock on a fully diluted basis), (2) Adjusted EBITDA (net earnings before interest, taxes, stock-based compensation, depreciation and amortization, as adjusted for special items) on a consolidated and segment basis, (3) Free Cash Flow (net cash provided by operating activities less capital expenditures), (4) Adjusted EBITDA margin on a consolidated and segment basis and (5) net debt to Adjusted EBITDA ratio. “Special items” refers to certain gains and charges we view as extraordinary, unusual, non-recurring in nature or which we believe do not reflect our core business activities. For the periods presented herein, these special items are described in the quantitative reconciliation tables included in the appendix of this communication. Because of the inherent uncertainty related to the special items, management does not believe it is able to provide a meaningful forecast of the comparable GAAP measures or reconciliation to any forecasted GAAP measure without unreasonable effort. These non-GAAP measures are additional tools intended to assist our management in comparing our performance on a more consistent basis for purposes of business decision-making by removing the impact of certain items management believes do not directly reflect our core operations. These measures are intended to assist management in evaluating operating performance and liquidity, comparing performance and liquidity across periods, planning and forecasting future business operations, helping determine levels of operating and capital investments and identifying and assessing additional trends potentially impacting our company that may not be shown solely by comparisons of GAAP measures. Consolidated Adjusted EBITDA is also used as part of our incentive compensation program for our executive officers and others. We believe these non-GAAP financial measures also provide supplemental information that is useful to investors, analysts and other external users of our consolidated financial statements in understanding our financial results and evaluating our performance and liquidity from period to period. However, non-GAAP financial measures have inherent limitations and are not substitutes for or superior to, and they should be read together with, our consolidated financial statements prepared in accordance with GAAP. Further, because non-GAAP financial measures are not standardized, it may not be possible to compare such measures to the non-GAAP financial measures presented by other companies, even if they have the same or similar names. Note that all sources in this presentation are from Company reports and Company estimates unless otherwise noted.

3 Elevating Financial Opportunity for All Provide enterprise-wide strategic planning and shared services that will be leveraged across the organization Enterprise brand that clarifies our mission and unifies the Company’s resources and capabilities Execute our growth strategy to attract new LTO customers and leverage existing data to provide our customers access to new credit and point-of-sale loan products Focus on innovative, inclusive, and technology-driven solutions that simplify the customer and merchant experience

New Enterprise Operating Structure 4 Select Shared Services Operating Business UnitsMillions of Customer Relationships Proprietary Payment History Data

Organizational Structure 5 Shared Services Leaders Operating Unit Leaders Mitch Fadel Fahmi Karam Chief Financial Officer Sudeep Gautam Chief Technology & Digital Officer Anthony Blasquez Head of Rent-A-Center Ann Davids Chief Customer & Marketing Officer Bryan Pechersky General Counsel & Corporate Secretary Mike Bagull Business Development & Partnerships Tran Taylor Chief Human Resources & Diversity Officer Tiffany Watson Enterprise Business Operations Tyler Montrone Head of Acima Director & Chief Executive Officer

2022 Consolidated Highlights 2022 Financial Results • 2022 consolidated revenues of $4.2 billion, -11.2% y/y on a pro forma basis • 2022 Adjusted EBITDA1 of $453.5 million, -32.0% y/y on a pro forma basis, primarily due to higher loss rates and lower revenue • Non-GAAP Diluted EPS1 of $3.70, compared to $5.57 in 2021 • Cash flow from operations of $468.5 million and free cash flow1 of $407.1 million, compared to $392.3 million and $329.8 million, respectively in 2021 • Returned $154 million to shareholders through a total annual dividend per share of $1.36 and share repurchases 2022 Trends & Development • Strong macro headwinds as less affluent households faced high inflation and pressure on income and cash balances. Demand for home durable goods was negatively impacted by significant demand pulled forward during the stimulus era • Lease portfolio values decreased year-over-year for both Rent-A-Center and Acima due to lower applications, tighter underwriting, and lower lease renewal rates • Past due rates and losses increased during the year, but stabilized with changes in account management and underwriting • Announced new parent company name, Upbound Group, Inc., in conjunction with adopting an enterprise organization structure to accelerate integration between businesses and leverage best practices • Added several key business leaders to the team with strong backgrounds in 2022, including Chief Financial Officer, Chief Technology & Digital Officer and internal promotions Note: Pro forma results and metrics represent estimated financial results and metrics as if the acquisition of Acima had been completed on January 1, 2021. The pro forma results and metrics may not necessarily reflect the actual results of operations or metrics that would have been achieved had the acquisition been completed on January 1, 2021, nor are they necessarily indicative of future results of operations or metrics. Note: Beginning in the first quarter of 2022, Adjusted EBITDA excludes stock-based compensation. Prior periods reflect this new calculation. 1 Non-GAAP financial measure. Refer to explanations and reconciliations elsewhere in this presentation 6

2022 Business Segment Highlights Rent-A-Center Acima • Segment revenues -4.3% y/y; in-line with original expectations for 2022; revenue decreased primarily due to a lower lease portfolio value • 2022 ending lease portfolio value of $142.8M, -4.7% y/y, mainly due to a decrease in the number of deliveries and renewals • Adjusted EBITDA1 margin of 18.3%, down 470 bps y/y, primarily due to increased loss rates and lower revenue • Skip / Stolen Losses: 4.9% of revenue for 2022, up 180 bps y/y primarily due to inflation impacts on consumers • Launched and advanced several initiatives that helped attract and retain customers, including a retention engine solution and our extended aisle service • GMV2 -23.0% y/y on a pro-forma basis, due to lower customer volume at merchant partner retail locations, and tighter underwriting • Segment revenues -16.4% y/y on a pro-forma basis, primarily due to a lower lease portfolio value • Skip / Stolen Losses: 10.6% of revenue for 2022, up 100 bps y/y, due to elevated loss rates in 1H’22; down 370 bps from Q1 ‘22 to Q4 ‘22 as a result of underwriting adjustments made in early 2022 • Adjusted EBITDA1 margin of 10.3% decreased 190 bps y/y on a pro-forma basis, primarily due to higher loss rates and lower revenue • Average merchant locations for the full year 2022 were up mid teens vs. 2021; added several strong regional merchants Note: Pro forma results and metrics represent estimated financial results and metrics as if the acquisition of Acima had been completed on January 1, 2021. The pro forma results and metrics may not necessarily reflect the actual results of operations or metrics that would have been achieved had the acquisition been completed on January 1, 2021, nor are they necessarily indicative of future results of operations or metrics. Note: Beginning in the first quarter of 2022, Adjusted EBITDA excludes stock-based compensation. Prior periods reflect this new calculation. 1 Non-GAAP financial measure. Refer to explanations and reconciliations elsewhere in this presentation 2 The Company defines Gross Merchandise Volume as the retail value in U.S. dollars of merchandise acquired by the Company that is leased to customers through a transaction that occurs within a defined period, net of cancellations. 7

2023 Operational Priorities • Focus on customer base growth through new extended aisle vendors, better conversion rates from centralized operations support, and an upgraded online shopping experience • Utilize more data-driven interactions, increased personalization, and offer more convenient ways to make payments in order to improve retention rates • Invest in technology automation to simplify and improve the digital, omni- channel customer journey • Implement a new enterprise brand organization structure to establish centers of excellence • Establish strategy roadmap and objectives • Utilize shared services to leverage resources and improve performance across our businesses • Potential expansion into new products and services offering solutions outside of lease-to-own • Grow GMV by identifying opportunities for risk-adjusted growth in existing and new merchants as well as fast-growing channels/product categories • Advancement of our enterprise sales pipeline • Collection and account management improvements • Complete platform integration and synergy opportunities 8

Q4 2022 Consolidated Financial Highlights Q4 2022 $’s millions, except percentages and EPS Actual % of Total Revenue Rent-A-Center Business $467.4 47.2% Acima $476.3 48.1% Franchising $30.3 3.1% Mexico $16.5 1.6% Total Revenue $990.5 100.0% % of Segment Revenue Rent-A-Center Business $68.3 14.6% Acima $71.7 15.0% Franchising $4.0 13.3% Mexico $1.5 9.1% Corporate ($40.4) N/A Addback: Stock Based Compensation $5.0 Adjusted EBITDA1 $110.1 11.1% Non-GAAP Diluted EPS1 $0.86 Free Cash Flow1 $44.4 Q4 2022 Financial Results • Revenue: $990.5 million, -15.4% y/y • Adjusted EBITDA1: $110.1 million, -15.2% y/y • Adjusted EBITDA1 margin: 11.1%, flat y/y • Non-GAAP Diluted EPS1: $0.86 compared to $1.08 in Q4 2021 • Free cash flow1: $44.4 million in Q4 2022 vs. $49.5 million in Q4 2021 • Cash dividend of $0.34 per share 1 Non-GAAP financial measure. Refer to explanations and reconciliations elsewhere in this presentation 9

Rent-A-Center Q4 Highlights

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Financial Results

- Revenue of $467.4 million, -7.7% y/y, due to a lower lease portfolio value that generated less revenues
- Same Store Sales: -8.1% y/y (2-year stacked growth 2.3%)
- E-commerce was approximately 25% of Q4 revenue in lease-to-own stores, compared to approximately 24% in Q4 2021
- Skip / Stolen Losses: 5.8% of revenue, 180 bps higher y/y, due to continued pressure on customer discretionary income and savings
- Adjusted EBITDA[1] margin 14.6%, down 470 bps y/y, due to lower revenue and increased loss rates, partially offset by efficiency initiatives

Rent-A-Center Business 2-Year Stacked Same Store Sales



8%
13%
17%
15%
25%
24%
25%
24%
22%
13%
7%
2%
Q1'20
Q2'20
Q3'20
Q4'20
Q1'21
Q2'21
Q3'21
Q4'21
Q1'22
Q2'22
Q3'22
Q4'22

Rent-A-Center Past Due Rates[2] Trend



2.7%
2.8%
2.4%
2.2%
2.3%
2.7%
3.3%
3.7%
3.7%
3.7%
3.5%
3.3%
January
February
March
April
May
June
July
August
September
October
November
December

Note: Same store sale methodology - Same store sales generally represents revenue earned in stores that were operated by us for 13 months or more and are reported on a constant currency basis as a percentage of total revenue earned in stores of the segment during the indicated period. The Company excludes from the same store sales base any store that receives a certain level of customer accounts from closed stores or acquisitions. The receiving store will be eligible for inclusion in the same store sales base in the 30th full month following account transfer. Due to the COVID-19 pandemic and related temporary store closures, all 32 stores in Puerto Rico were excluded starting in March 2020 and remained excluded for 18 months.

1 Non-GAAP financial measure. Refer to explanations and reconciliations elsewhere in this presentation

2 Defined as the average accounts 30+ days past due as a % of total open leases.

10

Acima Loss Rate & First Payment Miss Rate Trend Acima Past Due Rates2 Trend Acima Q4 Highlights Financial Results 8.6% 8.7% 8.7% 11.8% 12.6% 11.6% 9.0% 8.9% Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 Q4'22 First Payment Miss Rate Loss Rate 13.6% 14.7% 15.0% 14.8% 14.1% 13.5% 13.7% 14.1% 14.3% 14.3% 13.9% 13.4% • GMV -23.4% y/y, due to a lower number of lease applications driven by weaker customer traffic at merchant partner locations • Q4 revenues of $476.3 million, -22.2% y/y, primarily due to a lower portfolio value that yielded less rental and fees revenues • Skip / Stolen Losses: 8.9% of revenue, down 290 bps y/y, due to underwriting improvements made in early 2022; in line with our 8.0% - 9.5% expectations for 2H 2022 • Adjusted EBITDA1 margin of 15.0% increased 540 bps y/y, due to lower loss rates • Sequentially margins improved 240 bps bps q/q 1 Non-GAAP financial measure. Refer to explanations and reconciliations elsewhere in this presentation 2 Defined as the average accounts 60+ days past due as a % of total open leases. 11 60+ past due rates exclude exited businesses

Full Year 2023 Guidance Full Year 2023 Guidance Consolidated 1 Low High Revenues ($bn) 3.8 4.0 Adjusted EBITDA Excluding Stock Based Compensation ($mm) 2 380 415 Non-GAAP Diluted EPS 2 $2.50 $3.00 Free Cash Flow 2 3 180 215 Note: Adjusted EBITDA guidance excludes stock-based compensation of approximately $24M for full year 2023 1 Includes Rent-A-Center Business, Acima, Mexico, Franchise and Corporate segments. 2 Adjusted EBITDA, non-GAAP diluted earnings per share and free cash flow are non-GAAP measures. Because of the inherent uncertainty related to items excluded from these non-GAAP financial measures, management does not believe it is able to provide a meaningful forecast of the comparable GAAP measure or reconciliation to any forecasted GAAP measure without unreasonable effort. 3 Free Cash Flow defined as net cash provided by operating activities less capital expenditures. 12 Lower revenue on smaller portfolio values, offset by improved losses

Financial Position & Capital Allocation Financial Results • Quarterly dividend of $0.34 per share or $1.36 per year • Long-term target leverage ratio remains at 1.5x • Evaluate share repurchases on an opportunistic basis with guidance from the board of directors Balance Sheet & Liquidity ($’s millions) 12/31/22 Liquidity $539.7 Cash (unrestricted) $144.1 Revolving Credit Availability $395.6 Total Debt $1,400.0 Leverage Ratio (LTM) 2.8x Interest Coverage Ratio (LTM) 4.4x Dividend Payout Ratio (LTM) 36.8% 13

Key Takeaways 14 Macro-economic environment remains uncertain • Conflicting economic trends: (-) inflation remains high, (-) lower discretionary income, (+) strong employment, (+) retail sales • Conditions are disproportionately affecting less affluent households: lower discretionary income, and higher costs Capitalize on new opportunities to drive long-term strategic growth • Upbound enterprise structure allows the company to pool resources and more effectively drive strategy / growth • Near-term: Focus on controllable factors like underwriting, account management, operating costs, and debt paydown • Long-term: Support growth by investing in areas like technology, product, and talent Underlying fundamentals remain compelling • Strong profitability and cash flows support a healthy balance sheet • Significant growth potential over the long term within existing and new channels Risk management & underwriting are top priorities • Delinquency rates have stabilized and improved during the quarter, after increasing earlier in the year • Acima loss rates declined significantly in 2H 2022, reflecting adjustments to underwriting in 1H 2022 • Rent-A-Center Q4 loss rates were higher than normal, in- line with expectations, but delinquencies trended lower

Appendix

Reconciliation of Net Earnings Excluding Special Items and Non-GAAP Diluted Earnings Per Share Three Months Ended December 31, 2022 (in thousands) Gross Profit Operating Profit Pre-Tax Income Tax Expense (Benefit) Net Earnings (Loss) Diluted Earnings (Loss) per Share GAAP Results $495,359 $42,338 $15,936 $13,289 $2,647 $0.05 Plus: Special Items Acima equity consideration vesting - 31,271 31,721 1,395 30,326 0.54 Acima acquired assets depreciation and amortization(1) - 18,234 18,234 803 17,431 0.31 Legal settlement - (298) (298) (13) (285) (0.01) Cost savings initiatives - (178) (178) (8) (170) - Legal settlement reserves - 150 150 7 143 - Store closure costs - 111 111 5 106 - Hurricane charges - 108 108 5 103 - Discrete Income Tax Items - - - 1,463 (1,463) (0.03) Non-GAAP Adjusted Results $495,359 $92,186 $65,784 $16,946 $48,838 $0.86 1 Includes amortization of approximately $14.3 million related to the total fair value of acquired intangible assets and incremental depreciation of approximately $4.0 million

Reconciliation of Net Earnings Excluding Special Items and Non-GAAP Diluted Earnings Per Share

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(in thousands)	Three Months Ended December 31, 2021					
	Gross Profit	**Operating Profit**	**Pre-Tax Income**	**Tax Expense**	**Net Earnings (Loss)**	**Diluted Earnings (Loss) per Share**
GAAP Results	**$568,258**	**$36,829**	**$18,194**	**$8,382**	**$9,812**	**$0.15**
Plus: Special Items						
Acima equity consideration vesting	-	33,940	33,940	-	33,940	0.52
Acima acquired assets depreciation and amortization[1]	(4,280)	28,955	28,955	5,200	23,755	0.37
Legal settlement reserves	-	6,750	6,750	1,212	5,538	0.09
Acima integration costs	-	2,415	2,415	434	1,981	0.03
Hurricane charges	-	770	770	138	632	0.01
Acima transaction costs	-	344	344	62	282	-
COVID-19 testing	-	293	293	53	240	-
Store closure costs	-	71	71	12	59	-
Discrete income tax items	-	-	-	5,989	(5,989)	(0.09)
Non-GAAP Adjusted Results	**$563,978**	**$110,367**	**$91,732**	**$21,482**	**$70,250**	**$1.08**

1 Includes amortization of approximately $29.3 million related to the total fair value of acquired intangible assets, incremental depreciation of approximately $4.0 million related to the fair value increase over net book value for acquired software assets, and a depreciation credit adjustment of approximately $(4.3) million related to a step-down of estimated fair value below net book value for acquired lease merchandise.

Reconciliation of Net Earnings Excluding Special Items and Non-GAAP Diluted Earnings Per Share

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	Twelve Months Ended December 31, 2022					
(in thousands)	Gross Profit	Operating Profit	Pre-Tax Income	Tax Expense (Benefit)	Net Earnings (Loss)	Diluted Earnings (Loss) per Share
GAAP Results	**$2,079,532**	**$148,538**	**$61,471**	**$49,114**	**$12,357**	**$0.21**
Plus: Special Items						
Acima equity consideration vesting	-	143,210	143,210	15,431	127,779	2.16
Acima acquired assets depreciation and amortization[1]	(2,853)	77,939	77,939	8,397	69,542	1.18
IT asset disposals	-	5,808	5,808	626	5,182	0.09
Cost savings initiatives	-	1,726	1,726	186	1,540	0.03
Store closure costs	-	1,368	1,368	147	1,221	0.02
Retail partner conversion losses	-	1,169	1,169	126	1,043	0.02
State tax audit assessment reserves	-	1,165	1,165	126	1,039	0.02
Legal settlement	-	(831)	(831)	(90)	(741)	(0.01)
Legal settlement reserves	-	650	650	70	580	0.01
Hurricane impacts	-	249	249	27	222	-
Other	-	(210)	(210)	(23)	(187)	-
Acima Transaction costs	-	187	187	20	167	-
Discrete Income Tax Items	-	-	-	1,532	(1,532)	(0.03)
Non-GAAP Adjusted Results	**$2,076,679**	**$380,968**	**$293,901**	**$75,689**	**$218,212**	**$3.70**

1 Includes amortization of approximately $64.9 million related to the total fair value of acquired intangible assets, incremental depreciation of approximately $15.9 million related to the fair value increase over net book value for acquired software assets, and a depreciation credit adjustment of approximately $(2.9) million related to a step-down of estimated fair value below net book value for acquired lease merchandise.

Reconciliation of Net Earnings Excluding Special Items and Non-GAAP Diluted Earnings Per Share

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(in thousands)	Twelve Months Ended December 31, 2021					
	Gross Profit	**Operating Profit**	**Pre-Tax Income**	**Tax Expense**	**Net Earnings (Loss)**	**Diluted Earnings (Loss) per Share**
GAAP Results	**$2,235,012**	**$280,539**	**$194,304**	**$59,364**	**$134,940**	**$2.02**
Plus: Special Items						
Acima equity consideration vesting	-	127,060	127,060	-	127,060	1.90
Acima acquired assets depreciation and amortization[1]	(14,265)	100,694	100,694	24,241	76,453	1.14
Acima transaction costs	-	17,680	17,680	4,256	13,424	0.20
Legal settlement reserves	-	17,500	17,500	4,213	13,287	0.20
Acima integration costs	-	10,305	10,305	2,481	7,824	0.12
Hurricane impacts	-	1,424	1,424	343	1,081	0.02
Store closure costs	-	531	531	128	403	0.01
COVID-19 testing	-	293	293	71	222	-
State tax audit assessment reserves	-	161	161	39	122	-
Debt refinancing charge	-	-	15,582	3,751	11,831	0.18
Discrete income tax items	-	-	-	14,316	(14,316)	(0.22)
Non-GAAP Adjusted Results	**$2,220,747**	**$556,187**	**$485,534**	**$113,203**	**$372,331**	**$5.57**

1 Includes amortization of approximately $101.7 million related to the total fair value of acquired intangible assets, incremental depreciation of approximately $13.2 million related to the fair value increase over net book value for acquired software assets, and a depreciation credit adjustment of approximately $(14.2) million related to a step-down of estimated fair value below net book value for acquired lease merchandise.

Reconciliation of Operating Profit to Adjusted EBITDA (Consolidated and by Segment) Three Months Ended December 31, 2022 (in thousands) Rent-A- Center Business Acima Mexico Franchising Corporate Consolidated GAAP Operating Profit (Loss) $63,242 $56,983 $1,256 $3,954 $(83,097) $42,338 Plus: Amortization, Depreciation 4,861 432 217 36 7,325 12,871 Plus: Stock-based compensation - - - - 5,016 5,016 Plus: Special Items Acima equity consideration vesting - - - - 31,721 31,721 Acima acquired assets depreciation and amortization(1) - 14,262 - - 3,972 18,234 Legal settlement - - - - (298) (298) Cost savings initiatives - 22 - - (200) (178) Legal settlement reserves - - - - 150 150 Store closure costs 111 - - - - 111 Hurricane impacts 108 - - - - 108 Adjusted EBITDA $68,322 $71,699 $1,473 $3,990 $(35,411) $110,073 1 Includes amortization of approximately $14.3 million related to the total fair value of acquired intangible assets, incremental depreciation of approximately $4.0 million.

Reconciliation of Operating Profit to Adjusted EBITDA (Consolidated and by Segment) Three Months Ended December 31, 2021 (in thousands) Rent-A- Center Business Acima Mexico Franchising Corporate Consolidated GAAP Operating Profit (Loss) $91,869 $31,699 $1,199 $4,826 $(92,764) $36,829 Plus: Amortization, Depreciation 4,767 554 142 35 8,539 14,037 Plus: Stock-based compensation - - - - 5,460 5,460 Plus: Special Items Acima equity consideration vesting - - - - 33,940 33,940 Acima acquired assets depreciation and amortization(1) - 24,983 - - 3,972 28,955 Legal settlement reserves - - - - 6,750 6,750 Acima integration costs - 1,318 - - 1,097 2,415 Hurricane impacts 770 - - - - 770 Acima transaction costs - - - - 344 344 COVID-19 testing 293 - - - - 293 Store closure costs 71 - - - - 71 Adjusted EBITDA $97,770 $58,554 $1,341 $4,861 $(32,662) $129,864 1 Includes amortization of approximately $29.3 million related to the total fair value of acquired intangible assets, incremental depreciation of approximately $4.0 million related to the fair value increase over net book value for acquired software assets, and a depreciation credit adjustment of approximately $(4.3) million related to a step-down of estimated fair value below net book value for acquired lease merchandise.

Reconciliation of Operating Profit to Adjusted EBITDA (Consolidated and by Segment)

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	Twelve Months Ended December 31, 2022					
(in thousands)	**Rent-A-Center Business**	**Acima**	**Mexico**	**Franchising**	**Corporate**	**Consolidated**
GAAP Operating Profit (Loss)	$334,525	$151,301	$6,267	$19,124	$(362,679)	$148,538
Plus: Amortization, Depreciation	20,526	1,928	711	146	29,768	53,079
Plus: Stock-based compensation	-	-	-	-	19,399	19,399
Plus: Special Items						
Acima equity consideration vesting	-	-	-	-	143,210	143,210
Acima acquired assets depreciation and amortization[1]	-	62,052	-	-	15,887	77,939
IT Asset disposals	-	-	-	-	5,808	5,808
Cost savings initiatives	118	(384)	-	-	1,992	1,726
Store closure costs	1,368	-	-	-	-	1,368
Retail partner conversion losses	-	1,169	-	-	-	1,169
State tax audit assessment reserves	-	1,165	-	-	-	1,165
Legal settlement	-	-	-	-	(831)	(831)
Legal settlement reserves	-	-	-	-	650	650
Hurricane impacts	249	-	-	-	-	249
Other	-	77	-	-	(287)	(210)
Acima transaction costs	-	-	-	-	187	187
Adjusted EBITDA	**$356,786**	**$217,308**	**$6,978**	**$19,270**	**$(146,896)**	**$453,446**

1 Includes amortization of approximately $64.9 million related to the total fair value of acquired intangible assets, incremental depreciation of approximately $15.9 million related to the fair value increase over net book value for acquired software assets, and a depreciation credit adjustment of approximately $(2.9) million related to a step-down of estimated fair value below net book value for acquired lease merchandise.

Reconciliation of Operating Profit to Adjusted EBITDA (Consolidated and by Segment)

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(in thousands)	Twelve Months Ended December 31, 2021					
	Rent-A-Center Business	**Acima**	**Mexico**	**Franchising**	**Corporate**	**Consolidated**
GAAP Operating Profit (Loss)	$448,905	$176,496	$7,858	$20,321	$(373,041)	$280,539
Plus: Amortization, Depreciation	18,588	2,122	511	93	33,516	54,830
Plus: Stock-based compensation	-	-	-	-	20,494	20,494
Plus: Special Items						
Acima equity consideration vesting	-	-	-	-	127,060	127,060
Acima acquired assets depreciation and amortization[1]	-	87,455	-	-	13,239	100,694
Acima transaction costs	-	-	-	-	17,680	17,680
Legal settlement reserves	-	-	-	-	17,500	17,500
Acima integration costs	14	6,849	-	-	3,442	10,305
Hurricane impacts	1,276	148	-	-	-	1,424
Store closure costs	528	-	3	-	-	531
COVID-19 testing	293	-	-	-	-	293
State tax audit assessment reserves	-	-	-	-	161	161
Adjusted EBITDA	**$469,604**	**$273,070**	**$8,372**	**$20,414**	**$(139,949)**	**$631,511**

1 Includes amortization of approximately $101.7 million related to the total fair value of acquired intangible assets, incremental depreciation of approximately $13.2 million related to the fair value increase over net book value for acquired software assets, and a depreciation credit adjustment of approximately $(14.2) million related to a step-down of estimated fair value below net book value for acquired lease merchandise.

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow Three Months Ended December 31, Twelve Months Ended December 31, 2022 2021 2022 2021 (in thousands) Amount Amount Amount Amount Net cash provided by operating activities $56,377 $66,094 $468,460 $392,298 Purchase of property assets (11,951) (16,574) (61,387) (62,450) Free cash flow $44,426 $49,520 $407,073 $329,848